=============================================================================
 As filed with the Securities and Exchange Commission on September 29, 1995
                                                  Registration No. 33-62405

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                AMENDMENT NO. 3

                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

       SunAmerica Inc.              Maryland               86-0176061
 SunAmerica Capital Trust II        Delaware               95-6994849
SunAmerica Capital Trust III        Delaware               95-6994850
 SunAmerica Capital Trust IV        Delaware               95-6994851
  (Exact name of                (State or other           (I.R.S. employer
   registrant as                 jurisdiction of           identification
   specified in                  incorporation or          number)
   its charter)                  organization)


                                      1 SunAmerica Center,
                               Los Angeles, California 90067-6022

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                     Susan L. Harris, Esq.
                                      Vice President and
                              General Counsel -- Corporate Affairs
                                        SunAmerica Inc.
                                      1 SunAmerica Center
                               Los Angeles, California 90067-6022
                                         (310) 772-6000

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                Copies to:
                          David W. Ferguson, Esq.
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                         New York, New York  10017
                              (212) 450-4000


     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ] ________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================

                                                          Proposed Maximum    Proposed Maximum      Amount of
                     Title of Each Class of                 Amount to          Offering Price       Aggregate       Registration
                  Securities to be Registered           be Registered (1)(2)     Per Unit(3)       Offering Price       Fee(4)
                  ---------------------------           --------------------   ----------------   ----------------   ------------

Senior debt securities, subordinated debt
  securities and junior subordinated debt
  securities (collectively, "Debt Securities")
  of SunAmerica Inc. ..................................
Warrants of SunAmerica to purchase debt securities.....
Warrants of SunAmerica to purchase preferred stock
  or depository shares
Warrants of SunAmerica to purchase common stock........
Preferred Stock of SunAmerica Inc. ....................
Depositary Shares of SunAmerica Inc. ..................
Common Stock of SunAmerica Inc. .......................
Preferred Securities of SunAmerica Capital Trust II ...      $1,000,000,000          100%         $1,000,000,000     $344,827.59
Preferred Securities of SunAmerica Capital Trust III...
Preferred Securities of SunAmerica Capital Trust IV....
Guarantees of Preferred Securities of SunAmerica Capital
  Trust II, SunAmerica Capital Trust III and SunAmerica
  Captial Trust IV by SunAmerida Inc.(5)................
==================================================================================================================================

(footnotes on following page)

____________
(1) Such indeterminate number or amount of Debt Securities, Warrants, Preferred Stock Depositary Shares and Common Stock of SunAmerica and Preferred Securities of SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV as may from time to time be issued at indeterminate prices. Junior Subordinated Debt Securities may be issued and sold to SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV, in which event such junior subordinated debt securities may later be distributed to the holders of Preferred Securities upon a dissolution of SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV and the distribution of the assets thereof.

(2) Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial offering price for all securities of $1,000,000,000. The Prospectuses herein cover $1,000,000,000 of securities. In addition, this Registration Statement includes such presently indeterminate number of Securities (as defined herein) as may be issuable from time to time upon conversion or exchange of the Securities being registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest and dividends, if any.

(4) Previously paid.


(5) SunAmerica is also registering under this registration statement all other obligations that it may have with respect to Preferred Securities by SunAmerica Capital Trust II, SunAmerica Capital Trust III or SunAmerica Capital Trust IV.
    No separate consideration will be received for any Guarantee or any other obligation.


     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
===========================================================================



                               EXPLANATORY NOTE


      This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:


   (1) Debt Securities (both senior and subordinated), Preferred Stock (or depositary shares representing Preferred Stock) and Common Stock of SunAmerica Inc. and Warrants of SunAmerica Inc. to purchase any of the foregoing.

   (2) Preferred Securities of SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV, severally, Junior Subordinated Debentures of SunAmerica Inc. and Guarantees by SunAmerica Inc. of Preferred Securities issued by a SunAmerica Capital Trust.

      Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying Prospectus Supplement.


                                                                        [LOGO]
PROSPECTUS


                                SUNAMERICA INC.

                                Debt Securities

                               Preferred Stock

                                 Common Stock

                                   Warrants



      SunAmerica Inc. (the "Company") may offer and sell from time to time (i) its unsecured debt securities ("Debt Securities"), (ii) shares of its preferred stock, without par value (the "Preferred Stock"), which may be represented by depositary shares as described herein, (iii) shares of its common stock, par value $1.00 per share (the "Common Stock") or (iv) warrants to purchase Debt Securities, Preferred Stock and Common Stock, the "Warrants"). The Debt Securities, Preferred Stock, Common Stock and
Warrants are herein collectively referred to as the "Securities". The Securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Securities may be sold for U.S. dollars, foreign denominated currency or currency units; amounts payable with respect to any Securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units -- in each case, as the Company specifically designates. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, three Delaware statutory business trusts (the "Trusts") which are wholly owned subsidiaries of the Company, may from time to time severally offer Preferred Securities guaranteed by the Company to the extent set forth therein and the Company may offer from time to time Junior
Subordinated Debt Securities either directly or to a Trust. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,000,000,000.

      An accompanying Prospectus Supplement will set forth certain terms of any Debt Securities in respect of which this Prospectus is being delivered, including, where applicable, the ranking as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange, authorized denomination, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest is payable and any other specific terms of the Debt Securities. An accompanying Prospectus Supplement will set forth certain terms of any Preferred Stock in respect of which this Prospectus is being delivered, including the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), listing (if any) on a securities exchange and whether the Company has elected to offer the Preferred Stock in the form of depositary shares. An accompanying Prospectus Supplement will set forth certain terms of any Common Stock in respect of which this Prospectus is being delivered, including the number of shares offered, the initial offering price, market price and dividend information. An accompanying Prospectus Supplement will set forth certain terms of any Warrants in respect of which this Prospectus is being delivered, including the specific designation, the number, purchase price and terms thereof, any listing of the Warrants or the underlying Securities on a securities exchange or any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the Securities for which such Warrants may be exercised.

                              --------------

      The Company may sell the Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution" below. If any agents of the Company or any underwriters or dealers are involved in the sale of the Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.
                              --------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is September 29, 1995.


                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104. The Company's Common Stock is listed on both exchanges.

      The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference in the Prospectus the following documents previously filed by the Company with the Commission pursuant to the 1934 Act:

      1.    Annual Report on Form 10-K for the fiscal year ended September 30,
            1994.

      2. Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995.

      3. Current Reports on Form 8-K filed on November 14, 1994, January 24, 1995, April 25, 1995, May 26, 1995, July 14, 1995, July 28,
            1995 and September 6, 1995.


      All documents filed by the Company pursuant to Section 13(a), 13(c) 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such document shall be directed to SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022,
Attention: Vice President, Investor Relations (telephone (310) 772-6000).

      For North Carolina Investors: The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has such Commissioner passed upon the accuracy or adequacy of this Prospectus.

      No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

      Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").


                                  THE COMPANY

      The Company is a diversified financial services company specializing in retirement savings products and services. At June 30, 1995, the Company held $27 billion of assets throughout its businesses, including $16.20 billion of assets on its balance sheet, $2.08 billion of assets managed in mutual funds and private accounts and $8.76 billion under custody in retirement trust accounts. Together, the Company's life insurance companies rank among the largest U.S. issuers of annuities. Complementing these annuity operations are the Company's asset management operations; its two broker-dealers, which the Company believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company, which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, the Company specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. The Company markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. The Company's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of the Company's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

            The principal executive offices of the Company are located at 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.


                              RECENT DEVELOPMENTS



      On September 20, 1995, the Company's wholly owned subsidiary, Anchor National Life Insurance Company, signed a definitive agreement pursuant to which it or an affiliate will acquire CalFarm Life Insurance Company ("CalFarm Life") from its parent, Zenith National Insurance Corp., for approximately $120 million in cash. Completion of the acquisition, expected by year-end 1995, is subject to receipt of normal regulatory approvals and other customary terms and conditions. CalFarm Life is headquartered in Sacramento, California and currently markets a range of life and health insurance and annuity products, specializing in the qualified 403(b) market for teachers and other non-profit organizations. At June 30, 1995, CalFarm Life had approximately $739 million in annuity and life reserves, and approximately $2.8 billion of life insurance in force. Under terms of the agreement, Zenith National will retain the company's health insurance business.

      On September 11, 1995, the Company's Board of Directors approved for submission to shareholder vote an amendment to the Articles of Incorporation to increase the Company's authorized capital from (i) 50,000,000 to 175,000,000 shares of Common Stock and (ii) 15,000,000 to 25,000,000 shares of Class B Stock. The Company has scheduled a special shareholders' meeting on October 30, 1995 (for shareholders of record as of September 21, 1995) for consideration of the proposed increase in authorized capital stock. On September 11, 1995, the Board of Directors also approved a three-for-two stock split, to be effected in the form of a stock dividend, of its outstanding Common Stock and Class B Stock, contingent upon shareholder approval of the proposed increase in authorized capital stock.


                                USE OF PROCEEDS

      Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities are expected to be used for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. The Company routinely reviews opportunities to acquire financial services businesses or assets thereof.


             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

       The following table sets forth the consolidated ratios of earnings to fixed charges and earnings
to combined fixed charges and preferred stock dividends for the Company for the periods indicated:

                                                                                                   Nine months ended
                                                                                                       June 30,
                                                     Years ended September 30,                        (unaudited)
                                       ----------------------------------------------------    -------------------------
                                         1990       1991       1992       1993       1994         1994           1995
                                        -------    -------    -------    -------    -------    -----------    ----------
Ratio of earnings to fixed charges
     (excluding interest incurred on
     reserves and trust deposits)(1)     2.4x       2.7x       4.0x       6.1x       5.8x         5.9x           5.8x
Ratio of earnings to fixed charges
     (including interest incurred on
     reserves and trust deposits)(2)     1.1x       1.1x       1.2x       1.4x       1.5x         1.5x           1.5x
Ratio of earnings to combined
   fixed charges and preferred stock
   dividends (excluding interest
   incurred on reserves and trust
   deposits)(3)                          2.0x       2.3x       2.7x       2.8x       2.8x         2.8x           3.3x
Ratio of earnings to combined
   fixed charges and preferred stock
   dividends (including interest
   incurred on reserves and trust
   deposits)(4)                          1.1x       1.1x       1.2x       1.3x       1.4x         1.4x           1.4x

___________
(1) In computing the ratio of earnings to fixed charges (excluding interest incurred on reserves and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness and dividends on the preferred securities of a subsidiary grantor trust. Earnings are computed by adding interest incurred on senior and subordinated indebtedness and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.

(2) In computing the ratio of earnings to fixed charges (including interest incurred on reserves and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits, and dividends on the preferred securities of a subsidiary grantor trust. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits, and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.

(3) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (excluding interest incurred on reserves and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, dividends on the preferred securities of a subsidiary grantor trust and dividends on preferred stock of the Company on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.

(4) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (including interest incurred on reserves and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits; dividends on the preferred securities of a subsidiary grantor trust; and dividends on preferred stock of the Company on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.

                        DESCRIPTION OF DEBT SECURITIES


      The Company's unsecured Debt Securities, consisting of notes, debentures or other evidences of indebtedness, may constitute either senior Debt Securities ("Senior Debt Securities") or subordinated Debt Securities ("Subordinated Debt Securities") of the Company and will be issued in the case of Senior Debt Securities, under a Senior Indenture dated as of April 15, 1993 (the "Senior Debt Indenture") between the Company and The First National Bank of Chicago, as Trustee, and in the case of Subordinated Debt Securities, under a Subordinated Indenture dated as of April 15, 1993 (the "Subordinated Debt Indenture") between the Company and The First National Bank of Chicago, as Trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures". The First National Bank of Chicago, in its capacity as trustee under either or both of the Indentures, is referred to hereinafter as the "Trustee." The Indentures are included as exhibits to the Registration Statement of which this Prospectus is a part. The following description summarizes the material terms of the Indentures and the Debt Securities and is qualified in its entirety by reference to the detailed provisions of the applicable Indenture, which contains the full text of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The indentures are substantially identical except for provisions relating to subordination and the Company's negative pledge and restrictions on certain dispositions. Any Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities".

General

      Neither of the Indentures limits the amount of additional indebtedness the Company or any of its subsidiaries may incur. The Debt Securities will be unsecured senior or subordinated obligations of the Company. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to the Company without prior regulatory approval is limited by applicable laws and regulations.

      The Indentures do not limit the amount of Debt Securities that may be issued and provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or related to foreign currencies, including European Currency Units. Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.


      Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities offered thereby (to the extent such terms are applicable to such Debt Securities): (i) classification as senior or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which the Offered Debt Securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable;
(iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether, in the case of Subordinated Debt Securities, such Offered Debt Securities are convertible into Common Stock of the Company; (ix) whether the Offered Debt Securities will be issuable in registered form ("Registered Debt Securities") or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the place of payment of any principal of, premium, if any, and interest on such Bearer Debt Securities, to the exchange of one form for another and to the offer, sale and delivery of such Bearer Debt Securities (except that under current United States federal income tax law, Registered Debt Securities will not be exchangeable into Bearer Debt Securities); (x) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as hereinafter defined) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts; (xi) the proposed listing, if any, of the Offered Debt Securities on any securities exchange; and (xii) any other specific terms of the Offered Debt Securities, including any modifications of or additions to the events of default or covenants provided for with respect to such Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the applicable Indenture.

      Debt Securities may be presented for exchange and Registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

      Debt Securities will bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

      Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

Global Debt Securities

      The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

      Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participant's accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

      So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

      Payments of principal and premium, if any, and interest, if any, of Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owners of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

      If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the 1934 Act, and a successor Depositary registered as a clearing agency under the 1934 Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in a definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

      Bearer Debt Securities of a series may also be issued in the form of one or more global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

Senior Debt

      Payment of the principal of, premium, if any, and interest on Debt Securities issued under the Senior Debt Indenture will rank pari passu with all other unsecured and unsubordinated debt of the Company.

Subordinated Debt


      Subordination. Payment of the principal of, premium, if any, and interest on Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Subordinated Debt Indenture or thereafter created, (i) for money borrowed by the Company, (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company, for the payment of which the Company is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in the Subordinated Debt Indenture or the Subordinated Debt Securities, Senior Indebtedness shall not include, (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Subordinated Debt Securities or (ii) any indebtedness of the Company to a
subsidiary of the Company.  (Subordinated Debt Indenture, Section 1.1).   The
Subordinated Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company. Indebtedness issued or to be issued pursuant to the Indenture dated March 15, 1995 between the Company and The First National Bank of Chicago, as Trustee, providing for the issuance of junior subordinated indebtedness of the Company is subordinate in right of payment to the Subordinated Debt Securities. As of the date of this Prospectus, approximately $54.3 million principal amount of 9.95% junior subordinated debentures due 2044 are outstanding under such Indenture.

      In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property, or (b) that Subordinated Debt Securities of any series are declared and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to
Section 5.1 of the Subordinated Debt Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money or money's worth, before the holders of any of such Subordinated Debt Securities or coupons appertaining thereto are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Subordinated Debt Securities or of such coupons appertaining thereto. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal or interest on the Subordinated Debt Securities or coupons shall be made. (Subordinated Debt Indenture, Article 13) If this Prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

      Conversion Rights. The terms and conditions, if any, on which Subordinated Debt Securities are convertible into Common Stock of the Company will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the convertible Subordinated Debt Securities; and such terms may include provisions under which the number of shares of Common Stock to be received by the holders of the Subordinated Debt Securities would be calculated according to the market price of the Common Stock as of a time stated in the prospectus supplement.

Certain Covenants of the Company

      Limitations on Liens. The Senior Debt Indenture provides that the Company and its Restricted Subsidiaries (as defined below) may not issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance (except for certain liens specifically permitted by the Senior Debt Indenture), directly or indirectly, upon any shares of the Voting Stock (as defined in the Senior Debt Indenture) of a Restricted Subsidiary which shares are owned by the Company or its Restricted Subsidiaries without effectively providing that the Debt Securities issued under the Senior Debt Indenture (and if the Company so elects, any other indebtedness of the Company ranking on a parity with such Debt Securities) shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as such indebtedness remains outstanding. The foregoing restrictions, however, do not apply to liens upon any shares of Voting Stock of any corporation existing at the time such corporation becomes a Restricted Subsidiary and extensions, renewals or replacements thereof. (Senior Debt Indenture, Section 3.9)

      The term "Restricted Subsidiary" means (a) so long as they are Subsidiaries of the Company, SunAmerica Life Insurance Company ("SunAmerica Life") and Anchor National Life Insurance Company ("Anchor"); (b) any other present or future Insurance Subsidiary the Consolidated Total Assets (as defined in the Senior Debt Indenture) of which constitute 20% or more of the Consolidated Total Assets of the Company; and (c) any Subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any Insurance Subsidiary referred to or described in the foregoing clauses (a) or (b). The term "Subsidiary" means any corporation or other entity more than 50% of the outstanding shares of Voting Stock of which is at the time of determination owned or controlled, directly or indirectly, by the Company. The term "Insurance Subsidiary" means a Subsidiary registered in the state of its domicile under the insurance laws of such state and qualified to sell insurance products. (Senior Debt Indenture, Section 1.1)

      Consolidation, Merger and Sale of Assets. Each Indenture provides that the Company shall not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to any person unless the Company shall be the continuing corporation, or the successor corporation or person to which such assets are transferred or leased shall be organized under the laws of the United States or any state thereof or the District of Columbia and shall expressly assume the Company's obligations on the Debt Securities and under such Indenture, and after giving effect to such transaction no Event of Default (as defined in such Indenture) shall have occurred and be continuing, and certain other conditions are met. (Senior and Subordinated Debt Indentures, Section 9.1)

      This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or that would otherwise afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.


      Restrictions on Certain Dispositions. The Senior Debt Indenture provides that as long as any of the Senior Debt Securities remain outstanding, the Company will not, and will not permit any Restricted Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Voting Stock of any Restricted Subsidiary, unless (a) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Restricted Subsidiaries; (b) the shares of Voting Stock issued, sold, assigned, transferred or otherwise disposed of constitute directors' qualifying shares;
(c) all of the Voting Stock of a Restricted Subsidiary then owned by the Company or by its Restricted Subsidiaries is disposed of, in a single transaction or in a series of related transactions, for a consideration consisting of cash or other property the fair market value of which (as determined in good faith by the Board of Directors) is at least equal to the Fair Value (as defined below) of such Voting Stock; or (d) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Restricted Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Voting Stock of such Restricted Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for a consideration consisting of cash or other property which is at least equal to the Fair Value of such Voting Stock. (Senior Debt Indenture, Section 9.3)
The term "Fair Value" when used with respect to any Voting Stock means the fair value as determined in good faith by the Board of Directors of the Company. (Senior Debt Indenture, Section 1.1) The Senior Debt Indenture does not restrict the transfer of assets from a Restricted Subsidiary to any other person, including the Company or another subsidiary of the Company.

Events of Default

      An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (a) default in payment of all or any part of the principal of the Debt Securities of such series when due, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in payment of any sinking fund installment when due; (d) default for 60 days after written notice as provided in such Indenture in the observance or performance of any other covenant or agreement in the Debt Securities of such series or such Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (e) certain events of bankruptcy, insolvency or reorganization; or (f) an event of default with respect to any other indebtedness for borrowed money (other than non-recourse obligations) of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount exceeding $10,000,000, if such event of default shall result in the acceleration of such other indebtedness under the terms of the instrument under which such indebtedness is issued or secured, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 10 days after written notice thereof as provided in such Indenture; provided that if any such acceleration shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Senior and Subordinated Debt Indentures, Section 5.1)

      Each Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or agreement of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if any Event of Default due to a default in the performance of any other of the covenant or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Senior and Subordinated Debt Indentures, Sections
5.1 and 5.10)


      Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued under such Indenture requesting the Trustee to exercise any right or power under such Indenture before proceeding to exercise any such right or power at the request of such holders. (Senior and Subordinated Debt Indentures, Section 6.2) Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class) issued under such Indenture may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Senior and Subordinated Debt Indentures, Section 5.9)

      Each Indenture provides that no holder of Debt Securities issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class) issued under such Indenture and then outstanding. (Senior and Subordinated Debt Indentures, Sections 5.6 and 5.9)
      Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Senior and Subordinated Debt Indentures, Section 3.5)

Discharge, Defeasance and Covenant Defeasance

      The Company can discharge or defease its obligations under each Indenture as set forth below. (Senior and Subordinated Debt Indentures, Section 10.1)

      Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Debt Securities issued under such Indentures which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture), as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on such Debt Securities.


      The Company may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities. Under terms satisfactory to the Trustee, the Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by certain provisions of such Indenture including Sections 3.9, 9.1 and 9.3, in the case of the Senior Debt Indenture, and Section 9.1, in the case of the Subordinated Debt Indenture (which contain the covenants described above limiting liens, consolidations, mergers, transfers and leases and certain dispositions) and omit to comply with such Sections without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things:
(i) the Company irrevocably deposits with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal, premium and interest payments on such series of Debt Securities (in the case of a defeasance, such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) in the case of the Subordinated Debt Indenture no event or condition shall exist that, pursuant to certain provisions described under "Subordinated Debt" above, would prevent the Company from making payments of principal of, premium, if any, and interest on the Subordinated Debt Securities at the date of the irrevocable deposit referred to above.

Modification of the Indentures

      Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in such Indenture, provided that such cure or correction does not adversely affect the holders of such Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Senior and Subordinated Debt Indentures, Section 8.1)

      Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or interest thereon is payable or reduce the amount of any original issue Debt Security that is payable upon acceleration or provable in bankruptcy or alter certain provisions of such Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt
Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Senior and Subordinated Debt Indentures, Section 8.2)

      The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.6)

Concerning the Trustee

      The First National Bank of Chicago is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships.


                         DESCRIPTION OF CAPITAL STOCK


      Under the Articles of Incorporation of the Company, as amended and restated and including any Articles Supplementary (the "Articles of Incorporation"), the Company has authority to issue 50,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), 15,000,000 shares of Nontransferable Class B Stock, par value $1.00 per share (the "Nontransferable Class B Stock"), 15,000,000 shares of Transferable Class B Stock, par value $1.00 per share (the "Transferable Class B Stock," and, together with the Nontransferable Class B Stock, the "Class B Stock") and 20,000,000 shares of Preferred Stock, without par value ("Preferred Stock"). Preferred Stock may be issued from time to time in one or more classes with such full, specific, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications and limitations or restrictions thereof, as shall be stated and expressed in the Articles of Incorporation or any amendment thereof or in the resolution or resolutions of the Board of Directors of the Company establishing any class of Preferred Stock. The dividend, voting, conversion, exchange, repurchase and redemption rights, if applicable, the liquidation preference, and other specific terms of each series of the Preferred Stock will be set forth in the applicable Prospectus Supplement. At July 31, 1995, there were outstanding
(i) 29,438,110 shares of Common Stock (and 13,641,701 shares of Common Stock reserved for issuance upon conversion of the outstanding Series D Preferred Shares (as defined below) and the Nontransferable Class B Stock and in connection with outstanding employee stock options and 150,000 shares of Common Stock deferred under the Long-Term Performance-Based Incentive Plan for the Chief Executive Officer); (ii) 6,826,439 shares of Nontransferable Class B Stock; (iii) 3,514,765 shares of a series of Preferred Stock designated the 9 1/4% Preferred Stock, Series B ("Series B Preferred Shares"); (iv) 486,800 shares of a series of Preferred Stock designated the Adjustable Rate
Cumulative Preferred Stock, Series C ("Series C Preferred Shares"); and (v) 100,050 shares of a series of Preferred Stock designated the Series D
Mandatory Conversion Premium Dividend Preferred Stock ("Series D Preferred Shares"), represented by 5,002,500 Depositary Shares ("Series D Depositary Shares") (each representing one-fiftieth of a Series D Preferred Share).
There are no shares of Transferable Class B Stock outstanding. The Series B Preferred Shares, Series C Preferred Shares and the Series D Preferred Shares rank pari passu with each other and senior to the Common Stock and Class B Stock. For further information regarding the Common Stock and Class B Stock, including a description of the rights attached thereto, see "Common Stock and Class B Stock" below. For a description of the series of Preferred Stock of the Company currently outstanding, see "Series B Preferred Shares", "Series C Preferred Shares" and "Series D Preferred Shares" below.


      For a discussion of certain recent proposed amendments to the Articles of Incorporation and other proposed actions which would (i) increase the number of authorized shares of the Company's Common Stock and Nontransferable Class B Stock and (ii) effect a three-for-two stock split of outstanding shares of Common Stock and Class B Stock, see "The Company-- Recent Developments".

      The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

      The applicable Prospectus Supplement will describe the following terms of any Preferred Stock in respect of which this Prospectus is being delivered (to the extent applicable to such Preferred Stock): (i) the specific designation, number of shares, seniority and purchase price; (ii) any liquidation preference per share; (iii) any date of maturity; (iv) any redemption, repayment or sinking fund provisions; (v) any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined); (vi) any voting rights;
(vii) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (x) the place or places where dividends and other payments on the Preferred Stock will be payable; and
(xi) any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

      As described under "Description of Depositary Shares", the Company may, at its option, elect to offer depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts"), each representing an interest (to be specified in the Prospectus Supplement relating to the particular series of the Preferred Stock) in a share of the particular series of the Preferred Stock issued and deposited with a Preferred Stock Depositary (as defined herein).

      All shares of Preferred Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

Common Stock and Class B Stock

      Dividends. Except as provided below, holders of Common Stock and Class B Stock are entitled to receive dividends and other distributions in cash, stock or property of the Company, when, as and if declared by the Board of Directors out of assets or funds of the Company legally available therefor and shall share equally on a per share basis in all such dividends and other distributions (subject to the rights of holders of Preferred Stock). If a cash dividend is paid on any of the Common Stock, the Nontransferable Class B Stock or the Transferable Class B Stock, a cash dividend also will be paid on the Common Stock, the Nontransferable Class B Stock and the Transferable Class B Stock, as the case may be. The amount of the cash dividend paid on each share of Class B Stock will be equal to 90% of the amount of the cash dividend paid on each share of Common Stock. In addition if holders of Common Stock receive shares of Common Stock in connection with stock dividends or stock splits, holders of Transferable Class B Stock will receive a proportionate number of shares of Transferable Class B Stock and holders of Nontransferable Class B Stock will receive a proportionate number of shares of Nontransferable Class B Stock.

      Voting Rights. At every meeting of shareholders, every holder of Common Stock is entitled to one vote per share and every holder of Class B is entitled to 10 votes per share. All actions submitted to a vote of shareholders are voted upon by holders of Common Stock and Class B Stock voting together as a single class (subject to any voting rights which may be granted to holders of Preferred Stock) and a majority of the votes cast by such holders is required to approve any such action, except where other provision is made by law.

      In addition to any vote required by law, the holders of Common Stock and Class B Stock each vote separately as a class (i) on any merger or consolidation of the Company with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the Company's assets to or with any other person or any dissolution of the Company (unless the other party to such merger or other transaction is a majority-owned subsidiary of the Company) and (ii) on any additional issuances of Class B Stock other than in connection with stock splits and stock dividends and exchanges of Nontransferable Class B Stock for Transferable Class B Stock. A majority of votes cast by the Common Stock and Class B Stock, each voting separately as a class, is required to approve any matters described above as to which holders of such shares have a separate class vote, unless, in the case of the events described in clause (i) above, a greater vote is required by law. In addition, to any vote required by law, the affirmative vote of the holders of a majority of the shares of the Common Stock and the Nontransferable Class B Stock, each voting separately as a class, is required to approve any amendments to the Articles of Incorporation.


      Liquidation Rights. In the event of any Liquidation, the holders of Common Stock and Class B Stock are entitled to share equally in the assets available for distribution after payment of all liabilities and provision for the liquidation preference of any shares of Preferred Stock then outstanding.

      Class B Stock Conversion Rights. Each share of Class B Stock is convertible into one share of Common Stock at any time at the option of the holder. In addition, any transfer of shares of Nontransferable Class B Stock not permitted under the Articles of Incorporation will result in the conversion of such shares into shares of Common Stock.

      Exchange of Nontransferable Class B Stock. The Nontransferable Class B Stock is exchangeable in whole at the option of the Company at any time for Transferable Class B Stock. Holders of Nontransferable Class B Stock will receive one share of Transferable Class B Stock for each share of Nontransferable Class B Stock held by them at the time of the exchange.

      Miscellaneous. The holders of Common Stock and Class B Stock have no preemptive rights, cumulative voting rights or subscriptions rights. Except as described above, the Common Stock and Class B Stock have no conversion rights and are not subject to redemption.

      The transfer agent and registrar with respect to the Common Stock is The Bank of New York.

      All shares of Common Stock offered hereby, or issuable upon conversion, exchange or exercise of Securities, will, when issued, be fully paid and non-assessable.

      Mr. Eli Broad, Chairman, President and Chief Executive Officer of the Company, beneficially owns, as of July 31, 1995, 1,162,041 shares of Common Stock and 5,276,762 shares of Nontransferable Class B Stock, representing an aggregate of 55.2% of the voting power of the Company's outstanding stock.

Series B Preferred Shares

      Dividends. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series B Preferred Shares which may from time to time be issued by the Company, the holders of Series B Preferred Shares are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series B Preferred Shares, out of assets legally available for dividends, cumulative preferential cash dividends from the issue date of the Series B Preferred Shares (June 29, 1992), accruing at the rate per Series B Preferred Share of $2.3125 per annum or $.5781 per quarter, payable quarterly in arrears on the 15th day of each March, June, September and December or, if any such date is not a business day, on the next succeeding business day.

      Dividends on the Series B Preferred Shares accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether nor not such dividends are declared and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends do not bear interest.

      Liquidation Rights. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to Series B Preferred Shares, in the event of any liquidation, dissolution or winding-up of the business of the Company, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of the Series B Preferred Shares, after payment or provision for payment of the debts and other liabilities of the Company, will be entitled to receive for each Series B Preferred Share, an amount equal to the sum of $25 and all accrued and unpaid dividends thereon, and no more. If, upon any Liquidation, there are insufficient assets to permit full payment of holders of Series B Preferred Shares and shares of any other class of outstanding Preferred Stock, the holders of Series B Preferred Shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series B Preferred Shares and such other shares are respectively entitled upon Liquidation.

      Redemption. The Series B Preferred Shares are not redeemable prior to June 15, 1997. On and after such date, the Series B Preferred Shares are redeemable in cash at the option of the Company, in whole or in part, from time to time, at a redemption price of $25.00 per share plus accrued and unpaid dividends to the date fixed for redemption.

      The Series B Preferred Shares are not entitled to the benefits of any sinking fund.

      Voting Rights. The Series B Preferred Shares do not entitle holders thereof to voting rights, except (i) the Company may not alter any of the provisions of the Articles of Incorporation or the Articles Supplementary relating to the Series B Preferred Shares which would materially and adversely affect any right, preference or privilege of the Series B Preferred Shares without the affirmative vote of the holders of at least two thirds of the Series B Preferred Shares outstanding at the time (voting separately as a class); provided, however, that any such alteration that would authorize, create or issue additional shares of Preferred Stock or any other shares of stock (whether or not already authorized) ranking senior to, on a parity with or junior to the Series B Preferred Shares as to dividends or on the distribution of assets upon Liquidation shall be deemed not to materially and adversely affect such rights, preferences or privileges, (ii) in the event dividends payable on the Series B Preferred Shares shall be in arrears in an aggregate amount equivalent to six full quarterly dividends (a "Series B Preferred Share Dividend Default"), or (iii) as required by law. In the event of a Series B Preferred Share Dividend Default, the holders of the outstanding Series B Preferred Shares will be entitled to elect together with holders of all other outstanding classes of Preferred Stock ranking on a parity with the Series B Preferred Shares and entitled to participate in such election, voting as a single class, two directors at a special meeting called by the Board of Directors for such purpose. Such two directors shall serve until the full dividends accumulated on all outstanding Series B Preferred Shares and all other outstanding classes of Preferred Stock ranking on a parity with the Series B Preferred Shares are paid.

Series C Preferred Shares

      Dividends. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series C Preferred which may from time to time be issued by the Company, the holders of the Series C Preferred Shares are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series C Preferred Shares, out of assets legally available for dividends, cumulative preferential cash dividends accruing at an adjustable rate, payable quarterly in arrears on the 1st day of March, June, September or December of each year or, if such day is not a business day, on the next preceding business day, equal for each quarterly dividend period to
 .50% less than the highest of the "Three-Month Treasury Bill Rate," the "Ten Year Constant Maturity Rate" or the "Twenty Year Constant Maturity Rate" determined in advance of such dividend period. However, the rate may not be less than 7.00% per annum nor greater than 13.50% per annum. The current rate is 7.00%.

      Dividends on the Series C Preferred Shares accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends do not bear interest.

      Liquidation Rights. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to Series C Preferred Shares, in the event of any Liquidation, the holders of the Series C Preferred Shares, after payment or provision for payment of the debts and other liabilities of the Company, will be entitled to receive for each Series C Preferred Share, an amount equal to the sum of $100 and all accrued and unpaid dividends thereon, and no more. If, upon any Liquidation, there are insufficient assets to permit full payment of holders of Series C Preferred Shares and shares of any other class of outstanding Preferred Stock, the holders of Series C Preferred Shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series C Preferred Shares and such other shares are respectively entitled upon Liquidation.

      Redemption. The Series C Preferred Shares are redeemable at any time at the option of the Company, in whole or in part, at $103 per share prior to March 1, 1996 and, thereafter, at $100 per share, plus in each case accrued and unpaid dividends to the redemption date.

      The Series C Preferred Shares are not entitled to the benefits of any sinking fund.

      Voting Rights. Each Series C Preferred Share is entitled to one-tenth of one vote per share on all matters submitted to a vote of the holders of the Company's Common Stock, voting as a single class with holders of Common Stock and with holders of any other class or series having the right to vote with the holders of Common Stock. In addition, if, on the date used to determine shareholders of record for any meeting of shareholders at which directors are to be elected, dividends on the Series C Preferred Shares or any other series of preferred stock ranking on a parity with the Series C Preferred Shares as to dividends are in arrears in an amount equal to at least six quarterly dividends (whether or not consecutive), holders of Series C Preferred Shares (separately as a class with other holders of affected Preferred Stock) are entitled to vote for and elect two directors of the Company. Each holder of Series C Preferred Shares has one vote for each share held in such circumstance.

      Without the consent or affirmative vote of the holders of at least two-thirds of the outstanding Series C Preferred Shares, voting separately as a class with all other affected series of Preferred Stock ranking on a parity either as to dividends or upon liquidation with the Series C Preferred Shares, the Company shall not authorize, create or issue, or increase the authorized amount of, any class or series of stock ranking prior to the Series C Preferred Shares as to dividends or upon liquidation (or any securities convertible into any such stock). The affirmative vote or consent of the holders of a least two-thirds of the outstanding Series C Preferred Shares, voting separately as a class with all other affected series of Preferred Stock, will be required for any amendment, alteration or repeal, whether by merger or consolidation or otherwise, of the Company's Articles or any articles supplemental thereto if the amendment, alteration or repeal adversely affects the preferences, rights, powers or privileges of the Series C Preferred Shares and any other Preferred Stock; provided, however, that in any case in which one or more, but not all, series of such class would be adversely affected as to the preferences, rights, powers or privileges thereof, the affirmative vote or consent of the holders of a least two-thirds of the votes entitled to be cast by the holders of shares of any series that would be adversely affected, voting as a class, shall be required in lieu thereof; excluding, however, an increase or decrease (but not to less than the then outstanding Series C Preferred Shares) in the aggregate number of authorized Series C Preferred Shares.

Series D Preferred Shares

      Dividends. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series D Preferred Shares which may from time to time be issued by the Company, the holders of Series D Preferred Shares are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series D Preferred Shares, out of assets legally available for dividends, cumulative preferential cash dividends from the date of issue of the Series D Preferred Shares (March 3, 1993), accruing at the rate per Series D Preferred Share of $139 per annum or $34.75 per quarter (equivalent to $2.78 per annum or $.695 per quarter for each Series D Depositary Share), payable quarterly in arrears.

      Dividends on the Series D Preferred Shares accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared and will accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends will not bear interest.

      Mandatory Conversion of Series D Preferred Shares. On March 1, 1996 (the "Series D Mandatory Conversion Date"), each outstanding Series D Preferred Share will convert automatically into shares of Common Stock at the Series D Common Stock Equivalent Rate (as described below) in effect on the Series D Mandatory Conversion Date and the right to receive an amount in cash equal to all accrued and unpaid dividends on such Series D Preferred Share to and including the Series D Mandatory Conversion Date (the "Series D Mandatory Conversion"), subject to the rights of the Company to call Series D Preferred Shares prior to Series D Mandatory Conversion. The Series D Common Equivalent Rate is currently fifty shares of Common Stock for each Series D Preferred Share (equivalent to one share of Common Stock for each Series D Depositary Share), subject to adjustment in the event of stock dividends, distribution of assets or certain other events.

      Immediately prior to the effectiveness of a Merger or Consolidation, each outstanding Series D Preferred Share will convert automatically into (i) shares of Common Stock at the Series D Common Equivalent Rate in effect on the effective date of the Merger or Consolidation, plus (ii) the right to receive an amount in cash equal to the accrued and unpaid dividends on such Series D Preferred Share to and including the effective date, plus (iii) the right to receive an amount in cash initially equal to $375 (equivalent to $7.50 for each Series D Depositary Share), declining by $.350150 (equivalent to $.007003 for each Series D Depositary Share) on each day following the date of issue of the Series D Preferred Shares (March 3, 1993) to $21 (equivalent to $.42 for each Series D Depositary Share) on January 1, 1996, and equal to zero thereafter, determined with reference to the effective date, unless sooner redeemed. At the option of the Company, it may deliver on the effective date, in lieu of some or all of the cash consideration described in clauses (ii) and
(iii) of  the preceding sentence, shares of Common Stock.

      Series D Preferred Shares are not convertible into Common Stock at the option of the holders thereof.

      Right to Call Series D Preferred Shares. Except as provided below, at any time or from time to time prior to the Series D Mandatory Conversation Date, the Company has the right to call the outstanding Series D Preferred Shares for redemption, in whole or in part, and to deliver to the holders thereof in exchange for each such Series D Preferred Share a number of shares of Common Stock equal to the Series D Call Price (as described below) on the redemption date divided by the current market price (as defined) of the Common Stock on the second trading day preceding the earlier of the commencement of the mailing of notice of such redemption to holders of the Series D Preferred Shares or the date such notice is published in accordance with the terms of the Series D Preferred Shares (the "Series D Notice Date") plus an amount in cash equal to accrued and unpaid dividends to and including the date of redemption. The Series D Call Price of each Series D Preferred Share declines by $.350150 (equivalent to $7.50 for each Series D Depositary Share) on each day following the date of original issue of the Series D Preferred Shares (March 3, 1993) from $2,872.50 (equivalent to $57.45 for each Series D Depositary Share) to $2,518.50 (equivalent to $50.37 for each Series D Depositary Share) on January 1, 1996, and will be $2,497.50 (equivalent to $49.95 for each Series D Depositary Share) thereafter.

      Liquidation Rights. Subject to the rights of holders of other classes of stock ranking on a parity with or senior to the Series D Preferred Shares, in the event of any Liquidation, the holders of Series D Preferred Shares, after payment or provisions for payment of the debts and other liabilities of the Company, will be entitled to receive, for each Series D Preferred Share, an amount equal to the sum of (i) $1,850 (equivalent to $37.00 for each Series D Depositary Share) and (ii) all accrued and unpaid dividends thereon, and no more. If, upon any such liquidation, there are insufficient assets to permit full payment to holders of Series D Preferred Shares and shares of any class of outstanding Preferred Stock, the holders of Series D Preferred Shares and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of Series D Preferred Shares and such other shares are respectively entitled.

      The Series D Preferred Shares are not entitled to the benefits of any sinking fund.

      Voting Rights. The Series D Preferred Shares do not entitle holders thereof to voting rights, except (i) the Company may not alter any of the provisions of the Articles of Incorporation or the Articles Supplementary relating to the Series D Preferred Shares which would materially and adversely affect any right, preference or privilege of the Series D Preferred Shares without the affirmative vote of the holders of at least two-thirds of the shares of Series D Preferred Shares outstanding at the time (voting separately as a class); provided, however, that any such alteration that would authorize, create or issue any additional shares of Preferred Stock or any other shares of stock (whether or not already authorized) ranking senior to, on a parity with or junior to the Series D Preferred Shares as to dividends or on the distribution of assets upon Liquidation shall be deemed not to materially and adversely affect such rights, preferences or privileges, (ii) in the event dividends payable on the Series D Preferred Shares shall be in arrears in an aggregate amount equivalent to six full quarterly dividends (a "Series D Preferred Share Dividend Default"), or (iii) as required by law. In the event of a Series D Preferred Share Dividend Default, the holders of all other outstanding classes of Preferred Stock ranking on a parity with Series
D Preferred Shares and entitled to participate in such election, voting as a single class, two directors at a special meeting called by the Board of Directors for such purpose. Such two directors shall serve until the full dividends accumulated on all outstanding Series D Preferred Shares and all other outstanding classes of Preferred Stock ranking on a parity with the Series D Preferred Shares are paid.

                       DESCRIPTION OF DEPOSITARY SHARES


      The description set forth below and in any Prospectus Supplement of certain provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts summarizes the material terms of the Deposit Agreement and of the Depositary Shares and Depositary Receipts, and is qualified in its entirety by reference to, the form of Deposit Agreement and form of Depositary Receipts relating to each series of the Preferred Stock.

General

      The Company may, at its option, elect to have shares of Preferred Stock be represented by Depositary Shares. The shares of any series of the Preferred Stock underlying the Depositary Shares will be deposited under a separate deposit agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, proportionately, to all the rights, preferences and privileges of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion, exchange and liquidation rights).

      The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement, each of which will represent the applicable interest in a number of shares of a particular series of the Preferred Stock described in the applicable Prospectus Supplement.


      A holder of Depositary Shares will be entitled to receive the shares of Preferred Stock (but only in whole shares of Preferred Stock) underlying such Depositary Shares. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the whole number of shares of Preferred Stock to be withdrawn, the Depositary will deliver to such holder a the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.


Dividends and Other Distributions

      The Preferred Stock Depositary will distribute all cash dividends or other cash distributions in respect of the Preferred Stock to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders.

      In the event of a distribution other than in cash in respect to the Preferred Stock, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts in proportion, insofar as possible, to the number of Depositary Shares owned by such holders, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders.

      The amount so distributed in any of the foregoing cases will be reduced by any amount required to be withheld by the Company or the Preferred Stock Depositary on account of taxes.

Conversion and Exchange

      If any Preferred Stock underlying the Depositary Shares is subject to provisions relating to its conversion or exchange as set forth in the Prospectus Supplement relating thereto, each record holder of Depositary Shares will have the right or obligation to convert or exchange such Depositary Shares pursuant to the terms thereof.

Redemption of Depositary Shares

      If Preferred Stock underlying the Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of the Preferred Stock held by the Preferred Stock Depositary. The redemption price per Depositary Share will be equal to the aggregate redemption price payable with respect to the number of shares of Preferred Stock underlying the Depositary Shares. Whenever the Company redeems Preferred Stock from the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date a proportionate number of Depositary Shares representing the shares of Preferred Stock that were redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Company.
      After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Shares will cease, except the right to receive the redemption price upon such redemption. Any funds deposited by the Company with the Preferred Stock Depositary for any Depositary Shares which the holders thereof fail to redeem shall be returned to the Company after a period of two years from the date such funds are so deposited.

Voting

      Upon receipt of notice of any meeting at which the holders of any shares of Preferred Stock underlying the Depositary Shares are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice to the record holders of the Depositary Receipts. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the number of shares of Preferred Stock underlying such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock underlying such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific written instructions from holders of Depositary Receipts representing such Preferred Stock.

Record Date

      Whenever (i) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the Preferred Stock, or (ii) the Preferred Stock Depositary shall receive notice of any meeting at which holders of Preferred Stock are entitled to vote or of which holders of Preferred Stock are entitled to notice, or of the mandatory conversion of or any election on the part of the Company to call for the redemption of any Preferred Stock, the Preferred Stock Depositary shall in each such instance fix a record date (which shall be the same as the record date for the Preferred Stock) for the determination of the holders of Depositary Receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

Amendment and Termination of the Deposit Agreement

      The form of Depositary Receipt and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of Depositary Receipts (other than taxes and other governmental charges, fees and other expenses payable by such holders as stated under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of Depositary Receipts, will not take effect as to outstanding Depositary Receipts until the expiration of 90 days after notice of such amendment has been mailed to the record holders of outstanding Depositary Receipts.

      Whenever so directed by the Company, the Preferred Stock Depositary will terminate the Deposit Agreement by mailing notice of such termination to the record holders of all Depositary Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Preferred Stock Depositary may likewise terminate the Deposit Agreement if at any time 45 days shall have expired after the Preferred Stock Depositary shall have delivered to the Company a written notice of it election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any Depositary Receipts remain outstanding after the date of termination, the Preferred Stock Depositary thereafter will discontinue the transfer of Depositary Receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the Preferred Stock Depositary will continue (i) to collect dividends on the Preferred Stock and any other distributions with respect thereto and (ii) to deliver the Preferred Stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for Depositary Receipts surrendered. At any time after the expiration of two years from the date of termination, the Preferred Stock Depositary may sell the Preferred Stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of Depositary Receipts which have not been surrendered.

Charges of Preferred Stock Depositary

      The Company will pay all charges of the Preferred Stock Depositary including charges in connection with the initial deposit of the Preferred Stock, the initial issuance of the Depositary Receipts, the distribution of information to the holders of Depositary Receipts with respect to matters on which Preferred Stock is entitled to vote, withdrawals of the Preferred Stock by the holders of Depositary Receipts or redemption or conversion of the Preferred Stock, except for taxes (including transfer taxes, if any) and other governmental charges and such other charges as are expressly provided in the Deposit Agreement to be at the expense of holders of Depositary Receipts or persons depositing Preferred Stock.

Miscellaneous

      The Preferred Stock Depositary will make available for inspection by holders of Depositary Receipts at its Corporate Office and its New York Office, all reports and communications from the Company which are delivered to the Preferred Stock Depositary as the holder of Preferred Stock.

      Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Preferred Stock Depositary under the Deposit Agreement are limited to performing its duties thereunder without negligence or bad faith. The obligations of the Company under the Deposit Agreement are limited to performing its duties thereunder in good faith. Neither the Company nor the Preferred Stock Depositary is obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary are entitled to rely upon advice of or information from counsel, accountants or other persons believed to be competent and on documents believed to be genuine.

      The Preferred Stock Depositary may resign at any time or be removed by the Company, effective upon the acceptance by its successor of its appointment; provided, that if a successor Preferred Stock Depositary has not been appointed or accepted such appointment within 45 days after the Preferred Stock Depositary has delivered a notice of election to resign to the Company, the Preferred Stock Depositary may terminate the Deposit Agreement. See "Amendment and Termination of Deposit Agreement" above.

                            DESCRIPTION OF WARRANTS

General


      The Company may issue Warrants to purchase Securities, and such Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants offered hereby. Further terms of the Warrants and the applicable Warrant Agreement are set forth in the applicable Prospectus Supplement.

      The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued;
(iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Securities purchasable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (viii) whether such Warrants will be issued in registered form or bearer form; (ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Securities with which such Warrants are issued and the number of such Warrants issued with each such Security; (xi) if applicable, the date on and after which such Warrants and the related Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States Federal income tax considerations; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                             PLAN OF DISTRIBUTION

      The Company may sell the Securities being offered hereby directly or through agents, underwriters or dealers.

      Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. The Company may also sell Securities to an agent as principal. Agents may be entitled to, under agreements which may be entered into with the Company, indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If any underwriters are utilized in the sale of Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("marketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketing thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

      Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Securities will be passed upon for the Company by Susan L. Harris, Vice President and General Counsel -- Corporate Affairs of the
Company, and by Davis Polk & Wardwell, New York, New York. Ms. Harris and Davis Polk & Wardwell will rely as to matters of Maryland law on Piper & Marbury LLP, Baltimore, Maryland. Ms. Harris holds stock, restricted stock and options to purchase stock granted under the Company's employee stock plans, which in the aggregate represent less than 1% of the Company's Common Stock. David W. Ferguson, a partner of Davis Polk & Wardwell, is a director of First SunAmerica Life Insurance Company, a subsidiary of the Company.

                                    EXPERTS

      The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 ERISA MATTERS

      The Company and certain affiliates of the Company, including Anchor and SunAmerica Life, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the Securities are acquired by a pension or other employee benefit plan with respect to which the Company or any of its affiliates is a service provider, unless such Securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the Securities should consult with its legal counsel.




PROSPECTUS                                                            [LOGO]


                              SUNAMERICA INC.

                    Junior Subordinated Debt Securities

                        SunAmerica Capital Trust II
                       SunAmerica Capital Trust III
                        SunAmerica Capital Trust IV

     Preferred Securities guaranteed to the extent set forth herein by
                              SunAmerica Inc.

                            __________________

      SunAmerica Inc. (the "Company") may offer and sell from time to time unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") consisting of debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. The Junior Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Junior Subordinated Debt Securities will be subordinate and junior in right of payment to all Senior Indebtedness (as defined herein) of the Company.

      SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV (each, a "SunAmerica Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective SunAmerica Trust ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the SunAmerica Trusts out of moneys held by the Property Trustee (as defined herein) of each of the SunAmerica Trusts, and payments on liquidation of each SunAmerica Trust and on redemption of Preferred Securities of such SunAmerica Trust, will be guaranteed by the Company as and to the extent described herein (each, a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees". The Company's obligation under each Preferred Securities Guarantee is an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to a SunAmerica Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such SunAmerica Trust. The Junior Subordinated Debt Securities purchased by a SunAmerica Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such SunAmerica Trust, upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

      Specific terms of the Junior Subordinated Debt Securities of any series or the Preferred Securities of any SunAmerica Trust in respect of which this Prospectus is being delivered (the "Offered Securities") will be set forth in a Prospectus Supplement with respect to such Offered Securities, which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, if any, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of the Company, if any, to defer payments of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), terms for any conversion or exchange into other securities, any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company.

      The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Any Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time debt securities (both senior and subordinated), Preferred Stock (or depositary shares representing Preferred Stock), Common Stock or Warrants to purchase any of the foregoing. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,000,000,000.
                            __________________

      The Company and/or each of the SunAmerica Trusts may sell the Offered Securities directly, through agents designated from time to time or through underwriters or dealers. See "Plan of Distribution" below. If any agents of the Company and/or any SunAmerica Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement. The managing underwriter or underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                            __________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            __________________


                The date of this Prospectus is September 29, 1995.



                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the public reference facilities of the regional offices in Chicago and New York. The addresses of these regional offices are as follows: 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, upon payment of the fees prescribed by the rules and regulations of the Commission. Reports, proxy statements, and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Stock Exchange at 301 Pine Street, San Francisco, California 94104. The Company's Common Stock is listed on both exchanges.

      The Company and the SunAmerica Trusts have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. For further information with respect to the Company, the SunAmerica Trusts and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference.

      No separate financial statements of any of the SunAmerica Trusts have been included or incorporated by reference herein. The Company and the SunAmerica Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each SunAmerica Trust will be owned, directly or indirectly by, the Company, a reporting company under the 1934 Act, (ii) each of the SunAmerica Trusts is a newly-formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such SunAmerica Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company and (iii) the obligations of each of the SunAmerica Trusts under the Preferred Securities of that SunAmerica Trust are fully and unconditionally guaranteed by the Company as
and to the extent described herein.   See "The SunAmerica Trusts",
"Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities." The SunAmerica Trusts are statutory business trusts formed under the laws of the State of Delaware. The Company, as of the date of this Prospectus, beneficially owns all of the beneficial interests in each SunAmerica Trust. Each holder of Preferred Securities of a SunAmerica Trust will be furnished annually with unaudited financial statements of such Trust as soon as available after the end of the Trust's fiscal year.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference in the Prospectus the following documents previously filed by the Company with the Commission pursuant to the 1934 Act:

      1.    Annual Report on Form 10-K for the fiscal year ended September 30,
            1994.

      2. Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995 and June 30, 1995.

      3. Current Reports on Form 8-K filed on November 14, 1994, January 24, 1995, April 25, 1995, May 26, 1995, July 14, 1995, July 28,
            1995 and September 6, 1995.

      All documents filed by the Company pursuant to Section 13(a), 13(c) 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in the Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests for such document shall be directed to SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022,
Attention:  Vice President, Investor Relations (telephone (310) 772-6000).

      For North Carolina Investors: The Commissioner of Insurance of the State of North Carolina has not approved or disapproved this offering nor has such Commissioner passed upon the accuracy or adequacy of this Prospectus.

      No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company, any SunAmerica Trust or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company or any SunAmerica Trust since the date hereof.
                            __________________


      Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").


                                  THE COMPANY

      The Company is a diversified financial services company specializing in retirement savings products and services. At June 30, 1995, the Company held $27 billion of assets throughout its businesses, including $16.20 billion of assets on its balance sheet, $2.08 billion of assets managed in mutual funds and private accounts and $8.76 billion under custody in retirement trust accounts. Together, the Company's life insurance companies rank among the largest U.S. issuers of annuities. Complementing these annuity operations are the Company's asset management operations; its two broker-dealers, which the Company believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company, which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, the Company specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. The Company markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. The Company's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of the Company's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

      The principal executive offices of the Company are located at 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.


                              RECENT DEVELOPMENTS


      On September 20, 1995, the Company's wholly owned subsidiary, Anchor National Life Insurance Company, signed a definitive agreement pursuant to which it or an affiliate will acquire CalFarm Life Insurance Company ("CalFarm Life") from its parent, Zenith National Insurance Corp., for approximately $120 million in cash. Completion of the acquisition, expected by year-end 1995, is subject to receipt of normal regulatory approvals and other customary terms and conditions. CalFarm Life is headquartered in Sacramento, California and currently markets a range of life and health insurance and annuity products, specializing in the qualified 403(b) market for teachers and other non-profit organizations. At June 30, 1995, CalFarm Life had approximately $739 million in annuity and life reserves, and approximately $2.8 billion of life insurance in force. Under terms of the agreement, Zenith National will retain the company's health insurance business.

      On September 11, 1995, the Company's Board of Directors approved for submission to shareholder vote an amendment to the Articles of Incorporation to increase the Company's authorized capital from (i) 50,000,000 to 175,000,000 shares of Common Stock and (ii) 15,000,000 to 25,000,000 shares of Class B Stock. The Company has scheduled a special shareholders' meeting on October 30, 1995 (for shareholders of record as of September 21, 1995) for consideration of the proposed increase in authorized capital stock. On September 11, 1995, the Board of Directors also approved a three-for-two stock split, to be effected in the form of a stock dividend, of its outstanding Common Stock and Class B Stock, contingent upon shareholder approval of the proposed increase in authorized capital stock.

                             THE SUNAMERICA TRUSTS


      Each of SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV is a statutory business trust formed on September 6, 1995 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such SunAmerica Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such SunAmerica Trust are initially issued. Each Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of any Preferred Securities by a SunAmerica Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such SunAmerica Trust. The Company will acquire securities representing common undivided beneficial interests in the assets of each SunAmerica Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such SunAmerica Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each SunAmerica Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein) under the Declaration of a SunAmerica Trust occurs and is continuing, the holders of Preferred Securities of such SunAmerica Trust will have a priority over holders of the Common Securities of such SunAmerica Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint one additional Regular Trustee (as defined below) of such SunAmerica Capital Trust (a "Special Regular Trustee") in certain limited circumstances set forth in the Prospectus Supplement. Each SunAmerica Trust exists for the purpose of
(a) issuing its Preferred Securities, (b) issuing its Common Securities to the Company, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in such other activities as are necessary or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

      The number of trustees (the "Trustees") of each SunAmerica Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of the Company. The fourth such trustee will be The Bank of New York, which is unaffiliated with the Company and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is an affiliate of The Bank of New York that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by a SunAmerica Trust will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such SunAmerica Trust and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by a SunAmerica Trust for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to a SunAmerica Trust refers to The Bank of New York acting either in its capacity as a Trustee under the Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by that Trust or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. Subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee as described above, the Company as the direct or indirect owner of all of the Common Securities of each SunAmerica Trust, will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least three, a majority of which shall be Regular Trustees. A Special Regular Trustee need not be an employee or officer of, or otherwise affiliated with, the Company. The term of a SunAmerica Trust will be set forth in the Prospectus Supplement, but may terminate earlier as provided in such Declaration.

      The duties and obligations of the Trustees of a SunAmerica Trust shall be governed by the Declaration of such SunAmerica Trust. Under its Declaration, each SunAmerica Trust shall not, and the Trustees shall cause such SunAmerica Trust not to, engage in any activity other than in connection with the purposes of such SunAmerica Trust or other than as required or authorized by the related Declaration. In particular, each SunAmerica Trust shall not and the Trustees shall not (a) invest any proceeds received by such SunAmerica Trust from holding the Junior Subordinated Debt Securities purchased by such SunAmerica Trust but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the related Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such SunAmerica Trust or the terms of its Trust Securities in any way whatsoever;
(f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such SunAmerica Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities") with respect to the Junior Subordinated Debt Securities deposited in that SunAmerica Trust as trust assets or upon the Property Trustee of that SunAmerica Trust with respect to its Preferred Securities,
(ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities deposited in that SunAmerica Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debt Securities or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such SunAmerica Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that such SunAmerica Trust will continue to be classified as a grantor trust for United States federal income tax purposes.

      The books and records of each SunAmerica Trust will be maintained at the principal office of such SunAmerica Trust and will be open for inspection by a holder of Preferred Securities of such SunAmerica Trust or his representative for any purpose reasonably related to its interest in such SunAmerica Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable SunAmerica Trust as soon as available after the end of such SunAmerica Trust's fiscal year.

      Except as provided below or under the Business Trust Act and the Trust Indenture Act, holders of Preferred Securities will have no voting rights. In certain circumstances set forth in a Prospectus Supplement, holders of Preferred Securities of a SunAmerica Trust shall have the right to vote, as a single class, for the appointment of a Special Regular Trustee who need not be an employee or officer of or otherwise affiliated with the Company. The Special Regular Trustee shall have the same rights, powers and privileges under the Declaration as the Regular Trustees.


      The Property Trustee, for the benefit of the holders of the Trust Securities of a SunAmerica Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities deposited in such SunAmerica Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities upon the occurrence of an Indenture Event of Default. The Property Trustee shall also be authorized to enforce the rights of holders of Preferred Securities of a SunAmerica Trust under the Preferred Securities Guarantee. If any SunAmerica Trust's failure to make distributions on the Preferred Securities of a SunAmerica Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such SunAmerica Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of a least a majority in liquidation amount of the Preferred Securities held by a SunAmerica Trust will have the right to direct the Property Trustee for that SunAmerica Trust with respect to certain matters under the Declaration for that SunAmerica Trust and the related Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may institute a legal proceeding against the Company to enforce such rights or the Preferred Securities Guarantee, as the case may be.


      Pursuant to each Declaration, distributions on the Preferred Securities of a SunAmerica Trust must be paid on the dates payable to the extent that the Property Trustee for that SunAmerica Trust has cash on hand in the applicable Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities of a SunAmerica Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities that are deposited in the SunAmerica Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities deposited in a SunAmerica Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such SunAmerica Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities deposited in a SunAmerica Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such SunAmerica Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of a SunAmerica Trust is guaranteed by SunAmerica on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". A Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities but the Preferred Securities Guarantee covers distributions and other payments on the applicable Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the SunAmerica Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of a SunAmerica Trust according to the aggregate liquidation amount of the Trust Securities of such SunAmerica Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such SunAmerica Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such SunAmerica Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such SunAmerica Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such SunAmerica Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such SunAmerica Trust outstanding.

      If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in a SunAmerica Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such SunAmerica Trust will occur and be continuing with respect to any outstanding Trust Securities of such SunAmerica Trust. In such event, each Declaration provides that the holders of Common Securities of such SunAmerica Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such SunAmerica Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such SunAmerica Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such SunAmerica Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of such SunAmerica Trust is waived by the holders of the Preferred Securities of such SunAmerica Trust as provided in the Declaration, the holders of Common Securities pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities.

      Each Declaration provides that the Trustees of such SunAmerica Trust may treat the person in whose name a Certificate representing its Preferred Securities is registered on the books and records of such SunAmerica Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such SunAmerica Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such SunAmerica Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each
Declaration:
            (i) such SunAmerica Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

            (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under each Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).


The specific terms of the depositary arrangement with respect to the Preferred Securities will be disclosed in the applicable Prospectus Supplement.

      In each Declaration, the Company has agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable SunAmerica Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such SunAmerica Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against any SunAmerica Trust or any other person before proceeding against the Company. The Company has agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

      The foregoing description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

      The business address of each SunAmerica Trust is c/o SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.


                                USE OF PROCEEDS

      Each SunAmerica Trust will use all proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities from the Company.

      Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Junior Subordinated Debt Securities are expected to be used by the Company for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of financial services businesses or assets thereof, investments in portfolio assets and working capital needs. The Company routinely reviews opportunities to acquire financial services businesses or assets thereof.


             CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND
       EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the Company for the periods indicated:

                                                                                               Nine months ended
                                                                                                    June 30,
                                                  Years ended September 30,                       (unaudited)
                                      ________________________________________________         ___________________
                                      1990       1991       1992       1993       1994         1994           1995
                                      ----       ----       ----       ----       ----         ----           ----
Ratio of earnings to fixed charges
  (excluding interest incurred on
  reserves and trust deposits)(1)     2.4x       2.7x       4.0x       6.1x       5.8x         5.9x           5.8x
Ratio of earnings to fixed charges
  (including interest incurred on
  reserves and trust deposits)(2)     1.1x       1.1x       1.2x       1.4x       1.5x         1.5x           1.5x
Ratio of earnings to combined
  fixed charges and preferred stock
  dividends (excluding interest
  incurred on reserves and trust
  deposits)(3)                        2.0x       2.3x       2.7x       2.8x       2.8x         2.8x           3.3x
Ratio of earnings to combined
  fixed charges and preferred stock
  dividends (including interest
  incurred on reserves and trust
  deposits)(4)                        1.1x       1.1x       1.2x       1.3x       1.4x         1.4x           1.4x

__________
(1) In computing the ratio of earnings to fixed charges (excluding interest incurred on reserves and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness and dividends on the preferred securities of a subsidiary grantor trust. Earnings are computed by adding interest incurred on senior and subordinated indebtedness and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.

(2) In computing the ratio of earnings to fixed charges (including interest incurred on reserves and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits, and dividends on the preferred securities of a subsidiary grantor trust. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits, and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.

(3) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (excluding interest incurred on reserves and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, dividends on the preferred securities of a subsidiary grantor trust and dividends on preferred stock of the Company on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.

(4) In computing the ratio of earnings to combined fixed charges and preferred stock dividends (including interest incurred on reserves and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits; dividends on the preferred securities of a subsidiary grantor trust; and dividends on preferred stock of the Company on a tax equivalent basis. Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits and dividends paid on the preferred securities of a subsidiary grantor trust to pretax income.


                    DESCRIPTION OF THE PREFERRED SECURITIES


      Each SunAmerica Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each SunAmerica Trust authorizes the Regular Trustees of such SunAmerica Trust to issue on behalf of such SunAmerica Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of a SunAmerica Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such SunAmerica Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such SunAmerica Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such SunAmerica Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such SunAmerica Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such SunAmerica Trust to the holders of Preferred Securities of such SunAmerica Trust upon voluntary or involuntary dissolution, winding-up or termination of such SunAmerica Trust, (vi) the obligation or right, if any, of such SunAmerica Trust to purchase or redeem Preferred Securities issued by such SunAmerica Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such SunAmerica Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such SunAmerica Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more SunAmerica Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such SunAmerica Trust, (viii) terms for any conversion or exchange into other securities and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such SunAmerica Trust consistent with the Declaration of such SunAmerica Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

      In connection with the issuance of Preferred Securities, each SunAmerica Trust will issue one series of Common Securities. The Declaration of each SunAmerica Trust authorizes the Regular Trustees of such trust to issue on behalf of such SunAmerica Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a SunAmerica Trust will be substantially identical to the terms of the Preferred Securities issued by such SunAmerica Trust and the Common Securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by a SunAmerica Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of that SunAmerica Trust. All of the Common Securities of a SunAmerica Trust will be directly or indirectly owned by the Company.

              DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

      Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by the Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable SunAmerica Trust.
The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

General

      Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a SunAmerica Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by such SunAmerica Trust), to the extent not paid by such SunAmerica Trust, regardless of any defense, right of set-off or counterclaim that such SunAmerica Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by a SunAmerica Trust to the extent not paid or made by such SunAmerica Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such SunAmerica Trust but if and only to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such SunAmerica Trust as trust assets and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of such SunAmerica Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such SunAmerica Trust has funds available therefor or (b) the amount of assets of such SunAmerica Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such SunAmerica Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable SunAmerica Trust to pay such amounts to such holders.

      The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities but the Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable SunAmerica Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable SunAmerica Trust as trust assets, the Property Trust will not make distributions of the Preferred Securities of such SunAmerica Trust and the SunAmerica Trust will not have funds available therefor.


     The Company's obligations under the Declaration for each Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by that Trust, the Junior Subordinated Debt Securities purchased by that Trust and the related Indenture (as defined below) in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by that Trust.

Certain Covenants of the Company

      In each Preferred Securities Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable SunAmerica Trust remain outstanding, the Company will not (A) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto or (B) make any payment of interest, premium (if any) or principal on any debt securities issued by the Company which rank pari passu with or junior to the Junior Subordinated Debt Securities, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any Declaration Event of Default under the related Declaration or (iii) in the event that Junior Subordinated Debt Securities are issued to a SunAmerica Trust in connection with the issuance of Trust Securities by such SunAmerica Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided that (a) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Mandatory Conversion Premium Dividend Preferred Stock (the "Series D Preferred Stock") or upon the conversion of any other Preferred Stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock.
In addition, so long as any Preferred Securities remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable SunAmerica Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable SunAmerica Trust and (ii) to use reasonable efforts to cause such SunAmerica Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities.

Amendments and Assignment

      Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable SunAmerica Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable SunAmerica Trust then outstanding. Except in connection with a consolidation, merger or sale involving the Company that is permitted under the Indenture, the Company may not assign its obligations under any Preferred Securities Guarantee.

Termination of the Preferred Securities Guarantees

      Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable SunAmerica Trust upon full payment of the redemption price of all Preferred Securities of such SunAmerica Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such SunAmerica Trust in exchange for all of the Preferred Securities issued by such SunAmerica Trust, or upon full payment of the amounts payable upon liquidation of such SunAmerica Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable SunAmerica Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

Status of the Preferred Securities Guarantees


      The Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and
(ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under each Preferred Securities Guarantee will rank pari passu each other Preferred Securities Guarantee. Because the Company is a holding company, the Company's obligations under each Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable SunAmerica Trust by acceptance thereof agrees to the subordination provisions and other terms of the related Preferred
Securities Guarantee.

      Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with The Bank of New York, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable SunAmerica Trust. The Bank of New York shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities issued by the applicable SunAmerica Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable SunAmerica Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to The Bank of New York. If The Bank of New York fails to enforce such Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable SunAmerica Trust may institute a legal proceeding directly against the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable SunAmerica Trust or any other person or entity.


Miscellaneous

      The Company will be required to provide annually to The Bank of New York a statement as to the performance by the Company of certain of its obligations under the Preferred Securities Guarantees and as to any default in such performance. The Company is required to file annually with The Bank of New York an officer's certificate as to the Company's compliance with all conditions under Preferred Securities Guarantees.


      The Bank of New York, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantee and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The Bank of New York is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

      The Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

            DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

      Junior Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture dated March 15, 1995 (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Indenture Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture.

General

      The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of the Company. The Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Claims on the Company's subsidiaries by creditors other than the Company include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of the Company's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to the Company without prior regulatory approval is limited by applicable laws and regulations.

      The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

      In the event Junior Subordinated Debt Securities are issued to a SunAmerica Trust or a Trustee of such trust in connection with the issuance of Trust Securities by such SunAmerica Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such SunAmerica Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Debt Securities will be issued to a SunAmerica Trust or a trustee of such trust in connection with the issuance of Trust Securities by such SunAmerica Trust.


      Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Junior Subordinated Debt Securities being offered thereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities): (i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates;
(iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the right and/or obligation, if any of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such right and/or obligation;
(ix) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Junior Subordinated Debt Securities; (xi) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiii) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary.

      Unless otherwise indicated in the Prospectus Supplement relating thereto, the Junior Subordinated Debentures will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. Junior Subordinated Debt Securities may be presented for exchange and Junior Subordinated Debt Securities in registered form may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Junior Subordinated Debt Securities and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the Indenture. Junior Subordinated Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.


      Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

Certain Covenants of the Company Applicable to the Junior Subordinated Debt
  Securities


      If Junior Subordinated Debt Securities are issued to a SunAmerica Trust in connection with the issuance of Trust Securities by such SunAmerica Trust, the Company will covenant in the Indenture that, so long as the Preferred Securities issued by the applicable SunAmerica Trust remain outstanding, the Company will not (a) declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under the related Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debt Securities or (iii) in the event that Junior Subordinated Debt Securities are issued to a SunAmerica Trust in connection with the issuance of Trust Securities by such SunAmerica Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of such Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided that (x) the Company will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock or upon the conversion of any other Preferred Stock of the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (y) the foregoing will not apply to any stock dividends paid by the Company. In addition, if Junior Subordinated Debt Securities are issued to a SunAmerica Trust in connection with the issuance of Trust Securities by such SunAmerica Trust, for so long as the Preferred Securities issued by the applicable SunAmerica Trust remain outstanding, the Company has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable SunAmerica Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities issued by the applicable SunAmerica Trust, (ii) to comply fully with all of its obligations and agreements contained in the related Declaration and (iii) not to take any action which would cause the applicable SunAmerica Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities.

Subordination


      The Indenture provides that the Junior Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Indebtedness of the Company. In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of the Company or its property or any proceeding for voluntary liquidation, dissolution or other winding up of the Company, or (b) that Junior Subordinated Debt Securities of any series are declared due and payable before their expressed maturity because of the occurrence of an Indenture Event of Default pursuant to Section 6.01 of the Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Junior Subordinated Debt Securities are entitled to receive payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Junior Subordinated Debt Securities. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal or, premium, if any, or interest on the Junior Subordinated Debt Securities shall be made. (Section 14.02 and 14.03). If this Prospectus is being delivered in connection with a series of Junior Subordinated Debt Securities, the accompanying Prospectus Supplement will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

      The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on (a) all indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, (i) for money borrowed by the Company (including, without limitation, indebtedness issued or to be issued pursuant to the Indenture dated as of April 15, 1993 between SunAmerica and The First National Bank of Chicago, as Trustee), (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by the Company, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of the Company at the time of the acquisition of such property by the Company for the payment of which the Company is directly liable and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of the Company. Notwithstanding anything to the contrary in the Indenture or the Junior Subordinated Debt Securities, Senior Indebtedness shall not include (i) any indebtedness of the Company which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Junior Subordinated Debt Securities, as the case may be, and in particular, the Junior Subordinated Debt Securities shall rank pari passu with respect to all other debt securities and guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with the Company which is a financing vehicle of the Company in connection with the issuance of preferred securities by such financing vehicle, or (ii) any indebtedness of the Company to a subsidiary of the Company. (Section 1.01). The Subordinated Indenture does not contain any limitation on the amount of Senior Indebtedness that can be incurred by the Company.

Indenture Events of Default

      The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to each series of Junior Subordinated Debt Securities:

            (a) failure for 30 days to pay interest on the Junior Subordinated Debt Securities of such series when due; provided that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

            (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debt Securities of such series when due whether at maturity, upon redemption, by declaration or otherwise; or

            (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Junior Subordinated Debt Securities of such series; or

            (d) certain events in bankruptcy, insolvency or reorganization of the Company.

      In each and every such case, unless the principal of all the Junior Subordinated Debt Securities of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of that series then outstanding, by notice in writing to the Company (and to the Indenture Trustee if given by such holders), may declare the principal of all the Junior Subordinated Debt Securities of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01).

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06). The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may declare the principal due and payable immediately upon an Indenture Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06).

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities of that series may, on behalf of the holders of all the Junior Subordinated Debt Securities of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debt Securities. (Section 6.06). The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.


      If Junior Subordinated Debt Securities are issued to a SunAmerica Trust in connection with the issuance of Trust Securities of such SunAmerica Trust, then under the applicable Declaration an Indenture Event of Default with respect to such series of Junior Subordinated Debt Securities will constitute a Declaration Event of Default.

Modification of the Indenture

      The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Debt Securities of each series affected, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Junior Subordinated Debt Securities; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby, (i) extend the fixed maturity of any Junior Subordinated Debt Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Junior Subordinated Debt Security so affected or (ii) reduce the percentage of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification, without the consent of the holders of each Junior Subordinated Debt Security then outstanding and affected thereby. (Section 9.02).

Book-Entry and Settlement

      If any Junior Subordinated Debt Securities of a series are represented by one or more global securities (each, a "Global Security"), the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium and interest on a Global Security will be payable in the manner described in the applicable Prospectus Supplement.


      The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

Consolidation, Merger and Sale

      The Indenture will provide that the Company may not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with the Company unless (i) either the Company will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations under the Indenture and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

Defeasance and Discharge


      Under the terms of the Indenture, the Company will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities of a series (except in each case for certain obligations to register the transfer or exchange of such Junior Subordinated Debt Securities, replace stolen, lost or mutilated Junior Subordinated Debt Securities of that series, maintain paying agencies and hold moneys for payment in trust) if (i) the Company irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debt Securities of such series; (ii) the Company delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter holders' United States federal income tax treatment of principal, premium and interest payments on such Junior Subordinated Debt Securities of such series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) no event or condition shall exist that, pursuant to the subordination provisions applicable to such series, would prevent the Company from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities of such series at the date of the irrevocable deposit referred to above.
(Section 11.01).

Governing Law

      The Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

Information Concerning the Indenture Trustee

      The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02). The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01). The Indenture Trustee is one of a number of banks with which the Company and its subsidiaries maintain ordinary banking and trust relationships.

Miscellaneous

      The Company will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by the Company to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture. (Section 13.11).


                             PLAN OF DISTRIBUTION

      The Company may sell any series of Junior Subordinated Debt Securities and the SunAmerica Trusts may sell the Preferred Securities being offered hereby directly or through agents, underwriters or dealers.

      Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. The Company may also sell Offered Securities to an agent as principal. Agents may be entitled under agreements which may be entered into the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If any underwriters are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      Offered Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("marketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Offered Securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.


                                 LEGAL MATTERS

      Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the SunAmerica Trusts by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the SunAmerica Trusts. The validity of the Preferred Securities Guarantees and the Junior Subordinated Debt Securities will be passed upon for the SunAmerica Trusts and the Company by Davis Polk & Wardwell, New York, New York, special counsel to the Company and the SunAmerica Trusts. Certain legal matters in connection with the Preferred Securities, the Preferred Securities Guarantees and the Junior Subordinated Debt Securities will be passed upon for the SunAmerica Trusts and the Company by Susan L. Harris, Vice President and General Counsel--Corporate Affairs of the Company. Ms. Harris and Davis Polk & Wardwell will rely as to matters of Maryland law on Piper & Marbury LLP, Baltimore, Maryland. Ms. Harris holds stock, restricted stock and options to purchase stock granted under the Company's employee stock plan, which in the aggregate represents less than 1% of the Company's common stock. David W. Ferguson, a partner of Davis Polk & Wardwell, is a director of First SunAmerica Life Insurance Company, a subsidiary of the Company.

                                    EXPERTS

      The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 ERISA MATTERS


      The Company and certain affiliates of the Company, including Anchor National Life Insurance Company and SunAmerica Life Insurance Company, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the Offered Securities are acquired by a pension or other employee benefit plan with respect to which the Company or any of its affiliates is a service provider, unless such Offered Securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the Offered Securities should consult with its legal counsel.


               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.


SEC registration fee..........................        $344,828
Printing and engraving........................         100,000
Legal fees and expenses.......................         150,000
Fees of accountants...........................          80,000
Fees of trustee...............................          50,000
Blue sky fees and expenses....................          60,000
Rating agency fees............................          10,000
Miscellaneous.................................          55,172
                                                     ---------
      Total...................................        $850,000
_______

Item 15.  Indemnification of Directors and Officers.


      Section 2-418 of the Maryland General Corporation law permits the indemnification of directors, officers, employees and agents of Maryland corporations. Article Eighth of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") authorizes the indemnification of directors and officers to the full extent required or permitted by the General Laws of the State of Maryland, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. Article Eighth of the Articles of Incorporation, as amended and restated, further provides that the foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and that no amendment or repeal of Article Eighth shall apply to or have any effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company. Reference is made to section 2-418 of the Maryland General Corporation Law and Article Eighth of the Articles, which are incorporated herein by reference.

      Each Amended and Restated Declaration of Trust (a "Declaration") of a SunAmerica Trust provides that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of such SunAmerica Trust or its affiliates (each, an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of such SunAmerica Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of the Company or its affiliates or to any holders of Trust Securities of such SunAmerica Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such SunAmerica Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration of such SunAmerica Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee of such SunAmerica Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Declaration also provides that, to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such SunAmerica Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee of such SunAmerica Trust, negligence) or willful misconduct with respect to such acts or omissions. Each Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to such Declaration.

Item 16.  List of Exhibits.

Exhibit
-------


  1.1*    Form of Underwriting Agreement (Debt)

  1.2*    Form of Underwriting Agreement (Equity)

  1.3*    Form of Underwriting Agreement (Preferred Securities)

  3.1     Restated Charter of the Company, dated October 2, 1991
          (incorporated herein be reference to Exhibit 3(a) to the Company's Form 8, dated and filed October 4, 1991, amending the Company's Annual Report on Form 10-K for the year ended September 30, 1990)

  3.2 Articles Supplementary, dated June 24, 1992 (incorporated herein by reference to Exhibit 3(c) to the Company's 1992 Annual Report on Form 10-K, filed November 30, 1992)

  3.3 Amendment to the Company's Restated Articles of Incorporation, dated February 1, 1993 (incorporated herein by reference to Exhibit 1 to the Company's Form 8-K, filed February 3, 1993)

  3.4 Articles Supplementary, dated March 9, 1993 (incorporated herein by reference to Exhibit 3(e) to the Company's Registration Statement No. 33-66048 on Form S-4, filed July 22, 1993)

  3.5 Articles Supplementary, dated August 31, 1993 (incorporated herein by reference to Exhibit 3(f) to the Company's 1993 Annual Report on Form 10-K, filed December 16, 1993)

  3.6 Articles of Merger, dated July 30, 1993, between the Company and SunAmerica Corporation (incorporated herein by reference to Exhibit 3(g) to the Company's 1993 Annual Report on Form 10-K, filed December 16, 1993)

  3.7     Bylaws of the Company as revised on October 23, 1987
          (incorporated herein by reference to Exhibit 3(b) to the Company's 1987 Annual Report on Form 10-K, filed February 26,
          1988)

  4.1 Senior Indenture dated as of April 15, 1993, between the Company and The First National Bank of Chicago (incorporated by reference to Exhibit 4(h) to the Company's Annual Report on Form 10-K, filed December 16, 1993)

  4.2* Form of Subordinated Indenture dated as of April 15, 1993 between the Company and The First National Bank of Chicago

  4.3* Junior Subordinated Indenture dated as of March 15, 1995, as supplemented by a First Supplemental Indenture dated as of March 15, 1995, between the Company and The First National Bank of Chicago.

  4.4*    Declaration of Trust of SunAmerica Capital Trust II

  4.5*    Certificate of Trust of SunAmerica Capital Trust II

  4.6*    Declaration of Trust of SunAmerica Capital Trust III

  4.7*    Certificate of Trust of SunAmerica Capital Trust III

  4.8*    Declaration of Trust of SunAmerica Capital Trust IV

  4.9*    Certificate of Trust of SunAmerica Capital Trust IV

  4.10* Form of Amended and Restated Declaration of Trust for each of SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV

  4.11*   Form of Preferred Security (included in Exhibit 4.10)

  4.12* Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and Preferred Securities

  4.13*   Form of Junior Subordinated Debt Security (included in Exhibit 4.12)

  4.14*   Form of Preferred Securities Guarantee with respect to
          Preferred Securities

  4.15*   Form of Deposit Agreement

  4.16*   Form of SunAmerica Common Stock Share Certificate

  5.1*    Opinion of Davis Polk & Wardwell

  5.2*    Opinion of Piper & Marbury LLP

  5.3*    Opinion of Richards, Layton & Finger

 12.1*    Statement re:  Computation of ratio of earnings to fixed charges

 12.2* Statement re: Computation of ratio of earnings to combined fixed charges and preferred stock dividends

 23.1*    Consent of Price Waterhouse LLP

 23.2*    Consent of Susan L. Harris

 23.3*    Consent of DaviS Polk & Wardwell (included in Exhibit 5.1)

 23.4*    Consent of Piper & Marbury LLP (included in Exhibit 5.2)

 23.5     Consent of Richards, Layton & Finger (included in Exhibit 5.3)

 24.1*    Powers of Attorney for the Company

 24.2* Powers of Attorney for SunAmerica, as sponsor, to sign the Registration Statement on behalf of SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV

 25.1* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Senior Indenture

 25.2* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Subordinated Indenture

 25.3* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Junior Subordinated Indenture

 25.4* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of SunAmerica Capital Trust II

 25.5* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of SunAmerica Capital Trust III

 25.6* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of SunAmerica Capital Trust IV

 25.7* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of SunAmerica Capital Trust II

 25.8* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of SunAmerica Capital Trust III

 25.9* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of SunAmerica Capital Trust IV
[FN]
_____________
*Previously filed


Item 17.  Undertakings.

      The undersigned registrants hereby undertake:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and for the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                  SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 29, 1995.


                                    SUNAMERICA INC.

                                    By: /s/  James R. Belardi
                                       ___________________________
                                    Name: James R. Belardi
                                    Title: Senior Vice President and
                                            Treasurer




      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed below by the following persons in the capacities and on the date indicated.



         Signature                   Title                      Date
         ---------                   -----                      ----

            *               Chairman, President and       September 29, 1995
------------------------    Chief Executive Officer
       Eli Broad            (Principal Executive Officer)


            *               Senior Vice President and     September 29, 1995
------------------------    Treasurer (Principal
     James R. Belardi       Financial Officer)

            *               Senior Vice President and     September 29, 1995
------------------------    Controller (Principal
     Scott L. Robinson      Accounting Officer)

            *               Director                      September 29, 1995
------------------------
     Ronald J. Arnault

            *               Director                      September 29, 1995
------------------------
   Karen Hastie-Williams

            *               Director                      September 29, 1995
------------------------
     David O. Maxwell

            *               Director                      September 29, 1995
------------------------
      Barry Munitz

            *               Director                      September 29, 1995
------------------------
     Lester Pollack

            *               Director                      September 29, 1995
------------------------
    Carl E. Reichardt

            *               Director                      September 29, 1995
------------------------
      Richard D. Rohr

            *               Director                      September 29, 1995
------------------------
    Sanford C. Sigoloff

            *               Director                      September 29, 1995
------------------------
     Harold M. Williams




* By:     /s/ Jay Wintrob
     _____________________________
            Jay Wintrob
          Attorney in Fact





                                  SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 29, 1995.


                                    SUNAMERICA CAPITAL TRUST II

                                    By: SunAmerica Inc., as Sponsor


                                    By: /s/  James R. Belardi
                                       ___________________________
                                    Name:  James R. Belardi
                                    Title: Senior Vice President and
                                             Treasurer


                                    SUNAMERICA CAPITAL TRUST III

                                    By: SunAmerica Inc., as Sponsor


                                    By: /s/  James R. Belardi
                                       ___________________________
                                    Name:  James R. Belardi
                                    Title: Senior Vice President and
                                             Treasurer


                                    SUNAMERICA CAPITAL TRUST IV

                                    By: SunAmerica Inc., as Sponsor


                                    By: /s/  James R. Belardi
                                       ___________________________
                                    Name:  James R. Belardi
                                    Title: Senior Vice President and
                                             Treasurer



                               EXHIBIT INDEX


 Exhibit
 -------


   1.1*    Form of Underwriting Agreement (Debt)

   1.2*    Form of Underwriting Agreement (Equity)

   1.3*    Form of Underwriting Agreement (Preferred Securities)

   3.1 Restated Charter of the Company, dated October 2, 1991 (incorporated herein by reference to Exhibit 3(a) to the Company's Form 8, dated and filed October 4, 1991, amending the Company's Annual Report on Form 10-K for the year ended September 30, 1990)

   3.2 Articles Supplementary, dated June 24, 1992 (incorporated herein by reference to Exhibit 3(c) to the Company's 1992 Annual Report on Form 10-K, filed November 30, 1992)

   3.3 Amendment to the Company's Restated Articles of Incorporation, dated February 1, 1993 (incorporated herein by reference to Exhibit 1 to the Company's Form 8-K, filed February 3, 1993)

   3.4 Articles Supplementary, dated March 9, 1993 (incorporated herein by reference to Exhibit 3(e) to the Company's Registration Statement No. 33-66048 on Form S-4, filed July 22, 1993)

   3.5 Articles Supplementary, dated August 31, 1993 (incorporated herein by reference to Exhibit 3(f) to the Company's 1993 Annual Report on Form 10-K, filed December 16, 1993)

   3.6 Articles of Merger, dated July 30, 1993, between the Company and SunAmerica Corporation (incorporated herein by reference to Exhibit 3(g) to the Company's 1993 Annual Report on Form 10-K, filed December 16, 1993)

   3.7     Bylaws of the Company as revised on October 23, 1987
           (incorporated herein by reference to Exhibit 3(b) to the Company's 1987 Annual Report on Form 10-K, filed February 26,
           1988)

   4.1* Senior Indenture dated as of April 15, 1993, between the Company and The First National Bank of Chicago (incorporated by reference to Exhibit 4(h) to the Company's Annual Report on Form 10-K, filed December 16, 1993)

   4.2* Form of Subordinated Indenture dated as of April 15, 1993 between the Company and The First National Bank of Chicago

   4.3* Junior Subordinated Indenture dated as of March 15, 1995, as supplemented by a First Supplemental Indenture dated as of March 15, 1995, between the Company and The First National Bank of Chicago.

   4.4*    Declaration of Trust of SunAmerica Capital Trust II

   4.5*    Certificate of Trust of SunAmerica Capital Trust II

   4.6*    Declaration of Trust of SunAmerica Capital Trust III

   4.7*    Certificate of Trust of SunAmerica Capital Trust III

   4.8*    Declaration of Trust of SunAmerica Capital Trust IV

   4.9*    Certificate of Trust of SunAmerica Capital Trust IV

   4.10* Form of Amended and Restated Declaration of Trust for each of SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV

   4.11*   Form of Preferred Security (included in Exhibit 4.10)

   4.12* Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and Preferred Securities

   4.13*   Form of Junior Subordinated Debt Security (included in Exhibit
           4.12)

   4.14*   Form of Preferred Securities Guarantee with respect to
           Preferred Securities

   4.15*   Form of Deposit Agreement

   4.16*   Form of SunAmerica Common Stock Share Certificate

   5.1*    Opinion of Davis Polk & Wardwell

   5.2*    Opinion of Piper & Marbury LLP

   5.3*    Opinion of Richards, Layton & Finger

  12.1*    Statement re:  Computation of ratio of earnings to fixed charges

  12.2* Statement re: Computation of ratio of earnings to combined fixed charges and preferred stock dividends

  23.1*    Consent of Price Waterhouse LLP

  23.2*    Consent of Susan L. Harris

  23.3*    Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

  23.4*    Consent of Piper & Marbury LLP (included in Exhibit 5.2)

  23.5*    Consent of Richards, Layton & Finger (included in Exhibit 5.3)

  24.1*    Powers of Attorney for the Company

  24.2* Powers of Attorney for SunAmerica, as sponsor, to sign the Registration Statement on behalf of SunAmerica Capital Trust II, SunAmerica Capital Trust III and SunAmerica Capital Trust IV (included in Exhibits 4.4, 4.6 and 4.8, respectively)

  25.1* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Senior Indenture

  25.2* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Subordinated Indenture

  25.3* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee, under the Junior Subordinated Indenture

  25.4* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of SunAmerica Capital Trust II

  25.5* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of SunAmerica Capital Trust III

  25.6* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust of SunAmerica Capital Trust IV

  25.7* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of SunAmerica Capital Trust II

  25.8* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of SunAmerica Capital Trust III

  25.9* Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of SunAmerica Capital Trust IV
[FN]
__________
* Previously filed.